CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
CinemaStar Luxury Theaters, Inc.



We hereby consent to the incorporation by reference in the Registration Statement (No. 33-86714) on Form S-8 of our report dated June 4, 1997, relating to the 1997 consolidated financial statements of CinemaStar Luxury Theaters, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman, LLP





Costa Mesa, California
June 30, 1998